Exhibit 23.2


         Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" in Post Effective Amendment No. 1 on Form S-3 to Form SB-2 Registration Statement (SEC File No. 333-134756) and related Prospectus of Houston American Energy Corp. for the registration of 8,264,583 shares of common stock, and to the incorporation by reference therein of our report dated March 26, 2007 with respect to the financial statements of Houston American Energy Corp. included in its Annual Report (Form 10-KSB) for the year ended December 31, 2006 filed with the Securities and Exchange Commission.


                                                Thomas Leger & Co., L.L.P.

Houston, Texas
May 1, 2007